UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

FORWARD AIR CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Bldg N Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2018, the Board of Directors (the “Board”) of Forward Air Corporation (the “Company”) elected Thomas Schmitt, the Company’s President and Chief Executive Officer to the Board of Directors, effective September 1, 2018. The Board expects to appoint Mr. Schmitt to the Executive Committee of the Board.

Mr. Schmitt will not receive compensation for his services as a member of the Board. Mr. Schmitt’s biographical information is available in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 12, 2018.

As previously announced, Bruce A. Campbell will assume the position of Executive Chair of the Company’s Board, effective September 1, 2018, the date on which Mr. Schmitt became the Company’s President and Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Current Report.

No.	Exhibit

99.1	Press Release, dated September 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION

Date: September 4, 2018	By:	/s/ Michael J. Morris
Michael J. Morris Senior Vice President and Chief Financial Officer